                                                                  Exhibit 4.1(a)

                                   AGREEMENT

     This Agreement (this "Agreement") is entered into as of April 4, 2000, by and among Xceed, Inc. ("Xceed"), Peconic Fund, Ltd. ("Peconic"), Leonardo, L.P. ("Leonardo") and HFTP Investment, L.L.C. ("HFTP"). Peconic, Leonardo and HFTP are collectively referred to herein as the "Investors."

     WHEREAS, pursuant to the terms of a certain Subscription Agreement, dated as of January 13, 2000 (the "Subscription Agreement"), Xceed issued to the
Investors: (a) an aggregate of 30,000 shares of Series A Cumulative Convertible Preferred Stock (the "Series A Stock") pursuant to the terms of a Certificate of Designation, Preferences and Rights of Series A Cumulative Convertible Preferred Stock (the "Certificate of Designation"); and (b) warrants (the "Warrants") to purchase up to 183,273 shares of common stock, par value $0.01 per share, of Xceed (the "Common Stock");

     WHEREAS, in connection with the foregoing, Xceed and the Investors entered into a certain Registration Rights Agreement, dated as of January 13, 2000 (the "Rights Agreement") pursuant to which Xceed agreed to file and filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the shares of Common Stock issuable upon conversion of the Series A Stock and exercise of the Warrants; and

     WHEREAS, in exchange for the agreement by Xceed hereunder to issue to the Investors additional warrants to purchase up to 1,350,000 shares of Common Stock, substantially in the form attached hereto as Exhibit A (the "New Warrants"), the Investors have agreed, notwithstanding the provisions of the Subscription Agreement, the Certificate of Designation, the Warrants and the Rights Agreement (collectively, the "Transaction Documents"), to enter into this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, mutually agree, notwithstanding any of the provisions of the Transaction Documents to the contrary, as follows:


1.   Warrants.  Xceed hereby agrees to issue to each Investor a New Warrant,
     --------
substantially in the form attached hereto as Exhibit A, to purchase the number of shares of Common Stock set forth across from such Investor's name on Exhibit B hereto at an exercise price of $15.75 per share, which Warrants shall be exercisable for a period of five (5) years commencing on the date hereof.

2.   Release and Waiver.  Each Investor hereby irrevocably and unconditionally
     ------------------
releases and waives any and all rights, claims, privileges, demands, agreements, liabilities, objections, allegations, actions and causes of action of any nature, type or description whatsoever, whether at law or in equity, in contract or tort, or otherwise know or unknown, suspected or unsuspected, foreseen or unforeseen that such Investor (or any of its investors, predecessors, successors, assigns, agents, attorneys, representatives or any other person or entity who has or potentially could derive rights through such Investor) has or has had up to and including the date hereof pursuant to

Sections 2(a), 2(b) and 2(c) of the Rights Agreement, Section 2 of the Certificate of Designation with respect to the dividends due and payable through the date hereof, which the Investors and Xceed hereby agree shall be deemed to have increased the Aggregate Value (as defined in the Certificate of Designation) as of the date such dividends became due and payable, and Section
5.11 of the Subscription Agreement.

3.   Definition of Registrable Securities; Registration of Shares; Waiver of
     -----------------------------------------------------------------------
Voting Rights.  Xceed and the Investors hereby agree that the term "Registrable
-------------
Securities" as defined in Section 1 of the Rights Agreement shall be deemed hereinafter to include the shares of Common Stock issuable upon exercise of the New Warrants (the "Underlying New Warrants Shares"). Xceed further agrees to promptly, but in no event later than five business days after the date of this Agreement, amend its registration statement on Form S-3 (File No. 333-33866) filed with the SEC to include the Underlying New Warrant Shares. Each Investor severally agrees with Xceed, for so long as it owns any Underlying New Warrant Shares, to waive any voting rights it may have as a holder of such Underlying New Warrant Shares.

4.   Form 8-K.  On or before 8:30 a.m., Eastern Daylight time, on April 5, 2000
     --------
(the "8-K Deadline"), Xceed shall file a Current Report on Form 8-K (the "Form 8-K") with the SEC describing the terms of the transactions contemplated by this Agreement and including as exhibits to the Form 8-K this Agreement and all the exhibits hereto, in each case, in the form required by the Securities Exchange Act of 1934, as amended.

5.   Entire Agreement; Amendment.  This Agreement contains the entire agreement
     ---------------------------
between Xceed and the Investors with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing, executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof. Except as provided herein, the Transaction Documents shall remain in full force and effect unmodified hereby.

6.   Headings.  Section headings are used for convenience only and shall in no
     --------
way affect the construction of this Agreement.

7.   Binding Effect; Assignment.  All the terms of this Agreement shall be
     --------------------------
binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. No party may assign this Agreement without the consent of the other parties. Any such assignment shall only be effective if the assignee acknowledges and agrees in writing to be bound by the terms of this Agreement.

8.   Rights and Powers.  Any party may proceed, either in its own name or
     -----------------
otherwise, to protect and enforce any or all of its respective rights under this Agreement in equity, at law or by other appropriate proceedings, whether for the specific performance of any covenants or agreements contained in this Agreement or otherwise, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the other party.

9.   Controlling Law.  This Agreement shall be governed by, and construed and
     ---------------
enforced in accordance with, the laws of the State of Delaware, applicable to contracts made and to be performed in such state.

10.  Notices.  All notices, request, demands and other communications hereunder
     -------
shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via first class mail as follows:

              (a)  To Xceed:           Xceed Inc.
                                       488 Madison Avenue
                                       3rd Floor
                                       New York, New York 10022
                                       Attention:  Werner G. Haase,
                                       Chief Executive Officer

              With a copy to:          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       1333 New Hampshire Ave., N.W.
                                       Suite 400
                                       Washington, D.C. 20036
                                       Attention: Victoria A. Baylin, Esq.

              (b)  To the Investors:   Peconic Fund, Ltd.
                                       c/o Ramius Capital Group, LLC
                                       666 Third Avenue, 26th Floor
                                       New York, New York 10017
                                       Attention: Jeffrey M. Solomon

                                       Leonardo, L.P.
                                       c/o Angelo, Gordon & Co., L.P.
                                       245 Park Avenue, 26th Floor
                                       New York, New York 10167
                                       Attention:  Ari Storch or Gary Wolf

                                       HFTP Investment L.L.C.
                                       c/o Promethean Asset Management L.L.C.
                                       750 Lexington Avenue, 22nd Floor
                                       New York, New York 10022
                                       Attention: James F O'Brien, Jr.

              With a copy to:          Stroock & Stroock & Lavan LLP
                                       180 Maiden Lane

                                       New York, New York 10038-4982
                                       Attention:  Adam J. Chill, Esq.

and/or to such other persons and addresses as any party hereto shall have specified in writing to the other.


11.  Severability. The invalidity or unenforceability of any provision of
     ------------
this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

12.  Counterparts.  This Agreement may be executed in counterparts, each of
     ------------
which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto all as of the date first above written.


                              XCEED, INC.



                              By: /s/ Werner G. Hasse
                                 ----------------------------------------
                              Name:  Werner G. Haase
                              Title:  Chief Executive Officer


                              PECONIC FUND, LTD.
                              By: RAMIUS CAPITAL GROUP, LLC
                              Its: Investment Advisor


                              By: /s/ Jeffrey M. Solomon
                                 ----------------------------------------
                              Name:  Jeffrey M. Solomon
                              Title:  Managing Officer


                              LEONARDO, L.P.
                              By: ANGELO, GORDON & CO., L.P.
                              Its: General Partner


                              By: /s/ Fred Berger
                                 ----------------------------------------
                              Name:  Fred Berger
                              Title:  Chief Financial Officer


                              HFTP INVESTMENT L.L.C.
                              By: PROMETHEAN ASSET MANAGEMENT, L.L.C.
                              Its: Investment Advisor


                              By: /s/ John Flogel
                                 ----------------------------------------
                              Name:  John Floegel
                              Title:  Authorized Signatory

                                   Exhibit A

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                                   XCEED, INC.

                              Expires April 4, 2005

No. W-__                                                      New York, New York
                                                                   April 4, 2000


FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, XCEED, INC., a Delaware corporation (together with its successors and assigns, the "Issuer"), hereby certifies that

                    ________________________________________

or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to _______ shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable common stock, par value $0.01 per share, of the Issuer (the "Common Stock"), at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth provided, however, that in no event shall the holder be
                      --------  -------
entitled to exercise this Warrant for a number of shares of Warrant Stock in excess of that number of shares of Warrant Stock which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer beneficially owned by the holder and its affiliates (including, without limitation, any warrants, convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Issuer's most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Issuer, or (3) any other notice by the Issuer or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Issuer shall promptly, but in no event later than one (1) business day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions or exercise of securities of the Issuer convertible or exercisable for Common Stock and exercise of Warrants by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

     1.  Term.  The right to subscribe for and purchase shares of Warrant Stock
         ----
represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 p.m., New York City time, on April 4, 2005 (such period being the "Term"). Prior to the end of the Term, the Issuer will not intentionally or knowingly take any action which would terminate the Warrants.

     2.  Method of Exercise; Payment; Issuance of New Warrant; Registration;
         -------------------------------------------------------------------
Transfer and Exchange.
---------------------

     (a) Time of Exercise.  The purchase rights represented by this Warrant may
         ----------------
be exercised in whole or in part at any time and from time to time during the Term.

     (b) Method of Exercise.  The Holder hereof may exercise this Warrant, in
         ------------------
whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal executive office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election (i) by certified or official bank check, (ii) if the Per Share Market Value is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, by receiving shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal executive office of the Company together with the properly endorsed Subscription Form annexed hereto and notice of such election in which event the Company shall issue to the Warrantholder a number of shares of Common Stock computed using the following formula:

            X =  Y(A-B)
                 ------
                   A

     Where  X =  the number of shares of Common Stock to be issued to the Holder

            Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

            A = the Per Share Market Value of one share of the Common Stock (at the date of such calculation)

            B =  Warrant Price (as adjusted to the date of such calculation),

or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause
(ii) of this subsection (b), such exercise shall be accompanied by written notice from the Holder of this Warrant specifying the manner of payment thereof and containing a calculation showing the number of shares of Warrant Stock with respect to which rights are being surrendered thereunder and the net number of shares to be issued after giving effect to such surrender.

     (c) Issuance of Stock Certificates.  In the event of any exercise of this
         ------------------------------
Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and the Issuer shall use its best efforts to deliver to the Holder hereof within a reasonable time, not exceeding three Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been cancelled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

     (d)  Registration.  The Warrants shall be numbered and shall be registered
          ------------
in a Warrant register (the "Warrant Register"). The Issuer shall be entitled to treat the registered holder of any Warrant on the Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of Holder as set forth in the first sentence of this Warrant in such denominations as Holder may request in writing to the Issuer.

     (e) Transfer of Warrant. Until such time as the shares of Warrant Stock
         -------------------
issuable hereunder shall have been the subject of registration and are covered by an effective registration statement under the Securities Act, or there is available (in the opinion of counsel to the Issuer or counsel to the Holder, acceptable to the Issuer) an exemption from the registration requirements of the Securities Act, the Warrants shall not be sold, transferred, assigned or hypothecated, in part or in whole (other than by will or pursuant to the laws of descent and distribution), and then only to registered assigns of the Holder and thereafter only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Issuer. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Issuer in its discretion. Upon any registration of transfer, the Issuer shall deliver a new Warrant or Warrants to the persons entitled thereto. The Warrants may be exchanged at the option of the Holder thereof for another Warrant, or other Warrants, of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Issuer or its duly authorized agent. Notwithstanding the foregoing, the Issuer shall have no obligation to cause Warrants to be transferred on its books to any person if such transfer would violate the Securities Act.

     (f) Compliance with Securities Laws.
         -------------------------------

          (i) The Holder of this Warrant, by acceptance hereof, acknowledges that neither this Warrant nor the shares of Warrant Stock to be issued upon exercise hereof have been registered under the Securities Act and have been offered and sold by the Issuer in reliance upon exemption from the registration provisions of the Securities Act and the Holder represents that such securities are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

          (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT

          PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          (iii) The restrictions imposed by this subsection (f) upon the transfer of this Warrant and the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been effectively registered under the Securities Act, (B) upon the Issuer's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act or (C) upon the Issuer's receipt of other evidence reasonably satisfactory to the Issuer that such registration is not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legends required by paragraph (ii) above relating to the Securities Act and state securities laws.

     (g) Continuing Rights of Holder.  The Issuer will, at the time of or at any
         ---------------------------
time after each exercise of this Warrant, upon the request of the Holder hereof or of any shares of Warrant Stock issued upon such exercise, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such
                                                       --------
Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

     3.  Stock Fully Paid; Reservation and Listing of Shares; Covenants.
         --------------------------------------------------------------

     (a) Stock Fully Paid.  The Issuer represents, warrants, covenants and
         ----------------
agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance and payment in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(b)  Payment of Taxes.  The Issuer will pay all documentary stamp taxes, if any,
     ----------------
attributable to the issuance of Warrant Stock; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Stock in a name other than that of the Holder of Warrants in respect of which such Warrant Stock is issued.

     (c) Reservation.  If any shares of Common Stock required to be reserved for
         -----------
issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. The transfer agent for the Common Stock (the "Transfer Agent"), and every subsequent transfer agent, if any, for the Warrant Stock will be irrevocably authorized and directed at all times until the end of the Term to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Issuer will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for the Issuer's securities issuable upon the exercise of the Warrants. The Issuer will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in Section 6 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Warrants subsequent to the end of the Term. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

     (d) Covenants.  The Issuer shall not by any action including, without
         ---------
limitation, amending the certificate of incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the certificate of incorporation or by-laws of the Issuer in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

     (e) Loss, Theft, Destruction of Warrants. Upon receipt of evidence
         ------------------------------------
satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

     (f) Rights and Obligations under the Registration Rights Agreement.  This
         --------------------------------------------------------------
Warrant and the Warrant Stock shall be deemed to be entitled to the benefits and subject to the terms of the Registration Rights Agreement, dated as of January 13, 2000, between the Issuer and the Holders listed on the signature pages thereof (as amended from time to time, the "Registration Rights Agreement").
The Issuer shall keep or cause to be kept a copy of the Registration Rights Agreement, and any amendments thereto, at its principal executive office and shall furnish, without charge, copies thereof to the Holder upon request.

     4.  Adjustment of Warrant Price and Warrant Share Number.  The number and
         ----------------------------------------------------
kind of Securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (a) Recapitalization, Reorganization, Reclassification, Consolidation,
         ------------------------------------------------------------------
Merger or Sale.
--------------

         (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled, upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, or is redeemed in connection with such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments and increases (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 4 hereof.

         (ii) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this
     Warrant: (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant); and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection
     (a).

     (b) Subdivision or Combination of Shares.  If the Issuer, at any time while
         ------------------------------------
this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

     (c) Certain Dividends and Distributions.  If the Issuer, at any time while
         -----------------------------------
this Warrant is outstanding, shall:

         (i)  Stock Dividends.  Pay a dividend in, or make any other
              ---------------
     distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Price shall be adjusted, as at the date the Issuer shall take a record of the Holders of the Issuer's Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends); or

         (ii) Other Dividends.  Pay a dividend on, or make any distribution of
              ---------------
     its assets upon or with respect to (including, but not limited to, a distribution of its property as a dividend in liquidation or partial liquidation or by way of return of capital), the Common Stock (other than as described in clause (i) of this subsection (c)), or in the event that the Issuer shall offer options or rights to subscribe for shares of Common Stock, or issue any Common Stock Equivalents, to all of its holders of Common Stock, then on the record date for such payment, distribution or offer or, in the absence of a record date, on the date of such payment, distribution or offer, the Holder shall receive what the Holder would have received had it exercised this Warrant in full immediately prior to the record date of such payment, distribution or offer or, in the absence of a record date, immediately prior to the date of such payment, distribution or offer.

     (d) Issuance of Additional Shares of Common Stock.  If the Issuer, at any
         ---------------------------------------------
time while this Warrant is outstanding, shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the lower of (x) the Warrant Price then in effect or (y) the Per Share Market Value then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to the price (rounded to the nearest cent) determined by multiplying the Warrant Price then in effect by a fraction:

         (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the greater of the Per Share Market Value then in effect and the Warrant Price then in effect; and

         (ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

The provisions of this subsection (d) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a), (b) or (c) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent if upon the issuance of such Common Stock Equivalent (x) any adjustment shall have been made pursuant to subsection (e) of this Section 4 or (y) no adjustment was required pursuant to subsection (e) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more, provided that upon any adjustment of the Warrant Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Warrant Price.

     (e) Issuance of Common Stock Equivalents.  If the Issuer, at any time while
         ------------------------------------
this Warrant is outstanding, shall issue any Common Stock Equivalent and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the lower of (w) the Warrant Price then in effect or (x) the Per Share Market Value then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the lower of (y) the

Warrant Price or (z) the Per Share Market Value in effect at the time of such amendment, then the Warrant Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (d) of this Section 4 on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Issuer shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Issuer for the issuance of such Additional Shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the Warrant Price shall be made under this subsection (e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Warrant Price then in effect upon the issuance of such warrants or other rights pursuant to this subsection (e). If no adjustment is required under this subsection (e) upon issuance of any Common Stock Equivalent or once an adjustment is made under this subsection (e) based upon the Per Share Market Value in effect on the date of such adjustment, no further adjustment shall be made under this subsection (e) based solely upon a change in the Per Share Market Value after such date.

     (f) Purchase of Common Stock by the Issuer.  If the Issuer at any time
         --------------------------------------
while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value then in effect, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition. For the purposes of this subsection (f), the date as of which the Per Share Market Value shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection (f), a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

     (g) Other Provisions Applicable to Adjustments Under this Section 4.  The
         ---------------------------------------------------------------
following provisions shall be applicable to the making of adjustments in the Warrant Price hereinbefore provided in Section 4:

          (i) Computation of Consideration.  The consideration received by the
              ----------------------------
     Issuer shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by the Issuer therefor, or if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Issuer for or in connection with the underwriting thereof or otherwise in connection with the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair market value of such consideration at the, time of such issuance as determined in good faith by the Board. The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalents, plus the additional consideration payable to the Issuer upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of Capital Stock of the Issuer other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied.
     In any case in which the consideration to be received or paid shall be other than cash, the Board shall notify the Holder of this Warrant of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If, within thirty days after receipt of said notice, the Majority Holders shall notify the Board in writing of their objection to such determination, a determination of the fair market value of such consideration shall be made by an Independent Appraiser selected by the Majority Holders with the approval of the Board (which approval shall not be unreasonably withheld), whose fees and expenses shall be paid by the Issuer.

         (ii) Readjustment of Warrant Price.  Upon the expiration or
              -----------------------------
     termination of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged in its entirety, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 4 after the issuance of such Common Stock Equivalent) had the adjustment of the Warrant Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Issuer (computed as in clause
     (i) of this subsection (g)) shall be deemed to have been received by the Issuer.

         (iii)   Outstanding Common Stock.  The number of shares of Common
                 ------------------------
     Stock at any time outstanding shall (A) not include any shares thereof then directly or indirectly owned or held by or for the account of the Issuer or any of its Subsidiaries, and (B) be deemed to include all shares of Common Stock then issuable upon conversion, exercise or exchange of any then outstanding Common Stock Equivalents or any other evidences of indebtedness, shares of Capital Stock (including, without limitation, the Preferred Stock) or other Securities which are or may be at any time convertible into or exchangeable for shares of Common Stock or Other Common Stock.

     (h) Adjustment of Warrant Share Number.  Upon each adjustment in the
         ----------------------------------
Warrant Price pursuant to any of the foregoing provisions of this Section 4, the Warrant Share Number shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Price immediately after giving effect to such adjustment. If the Issuer shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this Section 4 would not be validly issued, the adjustment of the Warrant Share Number provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Issuer by reason of its default under Section 3 of this Warrant.

     (i) Form of Warrant after Adjustments. The form of this Warrant need not be
         ---------------------------------
changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

     5.  Notice of Adjustments.  Whenever the Warrant Price or Warrant Share
         ---------------------
Number shall be adjusted pursuant to Section 4 hereof (for purposes of this
Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big five" selected by the Holder, provided that the Issuer shall have ten days after receipt of notice from such
--------
Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the

Issuer and such Holder within thirty days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Issuer.

     6.  Fractional Shares.  No fractional shares of Warrant Stock will be
         -----------------
issued in connection with and exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

     7.  Definitions.  For the purposes of this Warrant, the following terms
         -----------
have the following meanings:

          "Additional Shares of Common Stock" means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except:
     (i) Warrant Stock; (ii) any shares of Common Stock issuable upon conversion of the Preferred Stock pursuant to the Preferred Stock Certificate of Designation; (iii) any shares of Common Stock issuable pursuant to or in connection with exercise of (A) any Convertible Security, (B) any other Common Stock Equivalent, outstanding on the date hereof, or (C) the Common Stock Purchase Warrants issued by the Issuer on January 13, 2000 pursuant to the terms of a Subscription Agreement dated as of January 13, 2000 between the Issuer and the Subscribers listed therein; (iv) any shares of Common Stock issuable pursuant to or in connection with any business acquisitions, mergers, consolidations or other corporate combinations or transactions heretofore or hereafter undertaken by the Issuer in which the Issuer is the surviving entity (including, without limitation, shares issuable under Common Stock Equivalents that may be issued pursuant to or in connection with any of the foregoing transactions); (v) any shares of Common Stock issuable pursuant to or in connection with any stock option or other similar plan of the Issuer pursuant to which the Issuer issues Common Stock to its officers, directors and employees; and (vi) any shares of Common Stock issued in an underwritten public offering of securities by the Issuer.

          "Board" shall mean the Board of Directors of the Issuer.

          "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

          "Common Stock" means the Common Stock, $0.01 par value, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

          "Common Stock Equivalent" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

          "Convertible Securities" means evidences of indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

          "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

          "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

          "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

          "Issuer" means Xceed, Inc., a Delaware corporation, and its successors.

          "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

          "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

          "Original Issue Date" means April 4, 2000.

          "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

          "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

          "Per Share Market Value" means on any particular date (a) the closing price per share of the Common Stock on such date on the Nasdaq National Market, The Nasdaq SmallCap Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq National Market, The Nasdaq SmallCap

     Market or any registered national stock exchange, the closing price for a share of Common Stock in the over-the-counter market, as reported by NASDAQ or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the
                       --------  -------
     determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the
                                --------  -------
     Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

          "Preferred Stock" means the Issuer's Series A Cumulative Convertible Preferred Stock, $0.05 par value and stated value $1,000 per share.

          "Preferred Stock Certificate of Designation" means the Certificate of Designation, Powers, Preferences and Rights of the Preferred Stock adopted by the Board on January 13, 2000.

          "Registration Rights Agreement" has the meaning specified in Section 3(f) hereof.

          "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

          "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

          "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National Market, The Nasdaq SmallCap Market or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq National Market, The Nasdaq SmallCap Market or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common
                        --------  -------
     Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "Term" has the meaning specified in Section 1 hereof.

          "Voting Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

          "Warrants" means the Warrants issued simultaneously herewith and dated as of the date hereof, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

          "Warrant Price" means $15.75, as such price may be adjusted from time to time as shall result from the adjustments specified in Section 4 hereof.

          "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

          "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

     8.   Other Notices. In case at any time:
          -------------

                         (A) the Issuer shall make any distributions to the holders of Common Stock; or

                         (B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common

                         Stock Equivalents or Convertible Securities or other rights; or

                    (C) there shall be any reclassification of the Capital Stock of the Issuer; or

                    (D) there shall be any capital reorganization by the Issuer; or

                    (E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

                    (F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. The Issuer shall give to the Holder notice of all meetings and actions by written consent of its stockholders, at the same time in the same manner as notice of any meetings of stockholders is required to be given to stockholders who do not waive such notice (or, if such requires no notice, then two Trading Days written notice thereof describing the matters upon which action is to be taken). The Holder shall have the right to send two representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

     9.  Amendment and Waiver.  Any term, covenant, agreement or condition in
         --------------------
this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such
                                 --------  -------
amendment or waiver shall reduce the Warrant Share number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 9 without the consent of the Holder of this Warrant.

     10.  Governing Law.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     11.  Notices.  Any and all notices or other communications or deliveries
          -------
required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

          Xceed, Inc.
          488 Madison Avenue
          New York, New York 10022
          Attention: Werner Haase
          Facsimile No.: (212) 758-4385

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Holder shall be sent to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York New, York 10038-4982, Attention:
James R. Tanenbaum, facsimile no.: (212) 806-6006. Copies of notices to the Issuer shall be sent to Akin, Gump, Strauss, Hauer & Feld, LLP, Attention:
Victoria A. Baylin, facsimile no.: (202) 887-4288.

     12.  Warrant Agent.  The Issuer may, by written notice to each Holder of
          -------------
this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     13.  Remedies. The Issuer stipulates that the remedies at law of the Holder
          --------
of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     14. Successors and Assigns. This Warrant and the rights evidenced hereby
         ----------------------
shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

     15. Modification and Severability. If, in any action before any court or
         -----------------------------
agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

     16. Headings. The headings of the Sections of this Warrant are for
         --------
convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

                                   XCEED, INC.


                                   By:
                                      --------------------------
                                      Name: Werner Haase
                                      Title: Chief Executive Officer

                             SUBSCRIPTION AGREEMENT
                  (To be signed only upon exercise of Warrant)


To XCEED, INC.:

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to
purchase thereunder,     1 shares of Common Stock of XCEED, INC. and herewith
(a) makes payment of $      therefor, or (b) exercises     Warrants with a Per
Share Market Value of $      . The undersigned requests that the certificates
for such shares be issued in the name of, and delivered to,      , whose address
is                            .


Dated: ____________, 20__          __________________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                   __________________________________________
                                   (Address)


--------
1 Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                   ASSIGNMENT
                  (To be signed only upon transfer of Warrant)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock of XCEED, INC. covered thereby set forth hereinbelow unto:


Name of Assignee           Address                  No. of Shares
----------------           -------                  -------------



Dated: __________, 20__            __________________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                   __________________________________________
                                   (Address)


Signed in the presence of:


_____________________________

                                   Exhibit B

                Peconic Fund, Ltd.          300,000 shares of Common Stock
                Leonardo, L.P.              450,000 shares of Common Stock
                HFTP Investment, L.L.C.     600,000 shares of Common Stock